EPAM Systems, Inc.
CONTACT: Anthony J. Conte, CFO
P: 267.759.9000 x64588
investor_relations@epam.com

Exhibit 99.1

EPAM Reports Results for Second Quarter 2015

Raises guidance for full year
Second quarter revenues of $218 million, up 25% year-over-year
Non-GAAP net income increased 25% for the second quarter year-over-year
Newtown, PA - August 4, 2015 - EPAM Systems, Inc. (NYSE: EPAM), a leading global provider of product development and software engineering solutions, today announced its second quarter 2015 financial results.
Second Quarter 2015 Highlights
Revenues increased to $217.8 million, up 24.7% over the same period last year and up 8.9% over the previous quarter. In constant currency, revenue grew 32.5% year over year and 6.7% from the first quarter of 2015. GAAP income from operations was $23.6 million, an increase of 27.8% compared to $18.5 million in the second quarter of 2014. Non-GAAP income from operations was $36.9 million, an increase of $8.0 million, or 27.7%, from $28.9 million in the second quarter of 2014. Non-GAAP quarterly diluted earnings per share (EPS) was $0.64, up 20.8% from $0.53 in the second quarter of 2014. Quarterly diluted EPS on a GAAP basis was $0.37, up from $0.30 in the year-ago quarter.
EPAM reported cash from operations of $2.2 million in the second quarter of 2015 and $9.0 million on a year to date basis. At June 30, 2015, cash and cash equivalents were $175.7 million.

“We are pleased with our strong financial results for the second quarter of 2015,” said Arkadiy Dobkin, CEO and President of EPAM. “Our revenue growth is on target with our projections and we continue to see broad-based gains across multiple dimensions of our business.  Despite the currency headwinds, we are maintaining our market momentum and remain focused on further differentiating our capabilities and enhancing our offerings.”
Full Year and Third Quarter 2015 Outlook
Factoring in the over-performance we have experienced in the first half of the year, combined with expectations from the recent acquisition of NavigationArts, Inc., EPAM is increasing guidance and now expects full-year revenue growth to be between 23% and 25%. Non-GAAP net income growth for 2015 is expected to be in the range of 22% to 24% year-over-year, with an effective tax rate of approximately 21%. The full year weighted average share count is expected to be approximately 52 million diluted shares outstanding.
For the third quarter of 2015, EPAM expects revenues between $238 million and $240 million, representing a growth rate of 23% to 25% over third quarter 2014 revenues. Third quarter 2015 non-GAAP diluted EPS is expected to be in the range of $0.66 to $0.68 based on an estimated third quarter 2015 weighted average of 52 million diluted shares. GAAP diluted EPS is expected to be in the range of $0.43 to $0.45.
Conference Call Information
EPAM will host a conference call to discuss results on Wednesday, August 5, 2015 at 8:00 a.m. Eastern Time. The live conference call can be accessed by dialing 1-877-407-0784 (international) or 1-201-689-8560 (domestic). A telephonic replay will also be available approximately one hour after the call and can be accessed by dialing 1-877-870-5176 (international) or 1-858-384-5517 (domestic). The passcode for the replay is 13614991. The telephonic replay will be available until August 19, 2015. Interested investors and other parties may also listen to a webcast of the conference call by logging onto the Investor Relations section of the Company’s website at http://investors.epam.com.

About EPAM Systems
Established in 1993, EPAM Systems, Inc. (NYSE: EPAM) is recognized as a leader in software product development by independent research agencies. Headquartered in the United States, EPAM serves clients worldwide utilizing its award-winning global delivery platform and its locations in over 20 countries across North America, Europe, Asia and Australia. EPAM was ranked #6 in America's 25 Fastest-Growing Tech Companies, and #3 in America's Best Small Companies lists by Forbes Magazine.
For more information, please visit http://www.epam.com.
Non-GAAP Financial Measures
EPAM supplements results reported in accordance with United States generally accepted accounting principles, referred to as GAAP, with non-GAAP financial measures. Management believes these measures help illustrate underlying trends in EPAM’s business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing EPAM’s business and evaluating its performance. Management also believes these measures help investors compare EPAM’s operating performance with its results in prior periods. EPAM anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, write-off and recovery, amortization of purchased intangible assets, goodwill impairment, legal settlement, foreign exchange gains and losses, and acquisition-related costs. Because EPAM’s reported non-GAAP financial measures are not calculated according to GAAP, these measures are not comparable to GAAP and may not be comparable to similarly described non-GAAP measures reported by other companies within EPAM’s industry. Consequently, EPAM’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with the information in EPAM's consolidated financial statements, which are prepared according to GAAP.
Forward-Looking Statements
This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. EPAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

EPAM SYSTEMS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(US Dollars in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$217,781	$174,695	$417,826	$335,079
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	134,256	110,102	260,143	212,556
Selling, general and administrative expenses	55,976	38,671	102,914	71,030
Depreciation and amortization expense	3,903	5,451	8,103	9,140
Other operating expenses/(income), net	40	1,995	240	2,020
Income from operations	23,606	18,476	46,426	40,333
Interest and other income, net	1,299	1,164	2,457	2,140
Foreign exchange loss	(465)	(1,239)	(6,219)	(2,480)
Income before provision for income taxes	24,440	18,401	42,664	39,993
Provision for income taxes	5,209	3,587	8,719	7,815
Net income	$19,231	$14,814	$33,945	$32,178
Foreign currency translation adjustments	3,674	2,894	944	(683)
Comprehensive income	$22,905	$17,708	$34,889	$31,495

Net income per share:
Basic	$0.40	$0.31	$0.70	$0.69
Diluted	$0.37	$0.30	$0.66	$0.65
Shares used in calculation of net income per share:
Basic	48,584	47,068	48,237	46,933
Diluted	51,917	49,559	51,461	49,384

EPAM SYSTEMS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(US Dollars in thousands, except share and per share data)

	As of June 30, 2015	As of December 31, 2014
Assets
Current assets
Cash and cash equivalents	$175,717	$220,534
Time deposits	30,000	—
Accounts receivable, net of allowance of $2,389 and $2,181, respectively	134,941	124,483
Unbilled revenues	92,266	55,851
Prepaid and other current assets	19,635	9,289
Employee loans, net of allowance of $0 and $0, respectively, current	2,576	2,434
Deferred tax assets, current	1,831	2,496
Total current assets	456,966	415,087
Property and equipment, net	58,446	55,134
Restricted cash, long-term	111	156
Employee loans, net of allowance of $0 and $0, respectively, long-term	3,814	4,081
Intangible assets, net	38,868	47,689
Goodwill	61,159	57,417
Deferred tax assets, long-term	13,568	11,094
Other long-term assets	3,561	3,368
Total assets	$636,493	$594,026

Liabilities
Current liabilities
Accounts payable	$11,993	$4,641
Accrued expenses and other liabilities	26,841	32,203
Deferred revenue, current	2,615	3,220
Due to employees	25,986	24,518
Taxes payable	21,505	24,704
Contingent consideration, current	—	35,524
Contingent liability	87	—
Deferred tax liabilities, current	974	603
Total current liabilities	90,001	125,413
Deferred tax liabilities, long-term	2,432	4,563
Total liabilities	92,433	129,976
Commitments and contingencies
Stockholders’ equity
Common stock, $0.001 par value; 160,000,000 authorized; 49,632,642 and 48,748,298 shares issued, 49,623,617 and 48,303,811 shares outstanding at June 30, 2015 and December 31, 2014, respectively	49	48
Additional paid-in capital	270,662	229,501
Retained earnings	294,539	260,598
Treasury stock	(80)	(4,043)
Accumulated other comprehensive loss	(21,110)	(22,054)
Total stockholders’ equity	544,060	464,050
Total liabilities and stockholders’ equity	$636,493	$594,026

EPAM SYSTEMS, INC. AND SUBSIDIARIES
Reconciliations of Non-GAAP Financial Measures to Comparable GAAP Measures
(in thousands, except percent and per share amounts)
(Unaudited)

	Three Months Ended June 30, 2015			Six Months Ended June 30, 2015
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$134,256	$(3,765)	$130,491	$260,143	$(6,249)	$253,894
Selling, general and administrative expenses(2)	$55,976	$(8,488)	$47,488	$102,914	$(15,200)	$87,714
Income from operations(3)	$23,606	$13,287	$36,893	$46,426	$23,901	$70,327
Operating margin	10.8%	6.1%	16.9%	11.1%	5.7%	16.8%
Net income(4)	$19,231	$13,752	$32,983	$33,945	$30,120	$64,065
Diluted earnings per share(5)	$0.37	$0.27	$0.64	$0.66	$0.58	$1.24

	Three Months Ended June 30, 2014			Six Months Ended June 30, 2014
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Cost of revenues (exclusive of depreciation and amortization)(1)	$110,102	$(2,525)	$107,577	$212,556	$(3,928)	$208,628
Selling, general and administrative expenses(2)	$38,671	$(3,665)	$35,006	$71,030	$(6,051)	$64,979
Income from operations(3)	$18,476	$10,412	$28,888	$40,333	$14,851	$55,184
Operating margin	10.6%	5.9%	16.5%	12.0%	4.5%	16.5%
Net income(4)	$14,814	$11,651	$26,465	$32,178	$17,331	$49,509
Diluted earnings per share(5)	$0.30	$0.23	$0.53	$0.65	$0.35	$1.00

Notes:

(1)	Adjustments to GAAP cost of revenues (exclusive of depreciation and amortization) were comprised of stock-based compensation expense recorded in the periods presented.
(2)	Adjustments to GAAP selling general and administrative expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Selling, general and administrative expenses - Acquisition related	4,951	1,430	9,443	2,223
Selling, general and administrative expenses - All other	3,537	1,936	5,695	2,948
Acquisition-related costs	—	299	62	880
Total adjustments to GAAP selling, general and administrative expenses	$8,488	$3,665	$15,200	$6,051

(3)	Adjustments to GAAP income from operations:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Stock-based compensation expense	$12,253	$5,891	$21,387	$9,099
reported within cost of revenues	3,765	2,525	6,249	3,928
reported within selling, general and administrative expenses - acquisition related	4,951	1,430	9,443	2,223
reported within selling, general and administrative expenses - all other	3,537	1,936	5,695	2,948
Acquisition-related costs	—	299	62	880
Amortization of purchased intangible assets	1,034	2,222	2,452	2,872
One-time charges		2,000		2,000
Total adjustments to GAAP income from operations	$13,287	$10,412	$23,901	$14,851

(4)	Adjustments to GAAP net income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Stock-based compensation expense	$12,253	$5,891	$21,387	$9,099
reported within cost of revenues	3,765	2,525	6,249	3,928
reported within selling, general and administrative expenses- acquisition related	4,951	1,430	9,443	2,223
reported within selling, general and administrative expenses- all other	3,537	1,936	5,695	2,948
Acquisition-related costs	—	299	62	880
Amortization of purchased intangible assets	1,034	2,222	2,452	2,872
One-time charges		2,000		2,000
Foreign exchange loss	465	1,239	6,219	2,480
Total adjustments to GAAP net income	$13,752	$11,651	$30,120	$17,331

(5)	There were no adjustments to GAAP average diluted common shares outstanding during the three and six months ended June 30, 2015 and 2014.